Exhibit 10.1

Employment Agreement Amendment

This Amendment (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated March 16, 2018, by and between Dover Corporation, a Delaware corporation (the “Company”), and Richard J. Tobin (“Executive” and collectively with the Company referred to herein as the “Parties”) is entered into and effective as of February 19, 2021.

RECITALS

A.	It is the desire of the Company to assure itself of the continued services of Executive by entering into this Amendment extending the term of the Employment Agreement.

B.	Executive and the Company mutually desire that Executive continue to provide services to the Company on the terms herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows:

The term of the Employment Agreement is hereby extended until May 1, 2024, and will otherwise remain in effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

DOVER CORPORATION

By:	/s/ Ivonne M. Cabrera
Name:	Ivonne M. Cabrera
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Richard J. Tobin
Richard J. Tobin

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